ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (the "Agreement") is dated as of August 1, 2024, by and between Spectral Capital Corporation, a Nevada corporation ("Spectral"), and crwdunit, inc., a Delaware corporation ("crwdunit").

RECITALS

●Spectral desires to acquire certain assets of crwdunit, and crwdunit desires to sell such assets to Spectral, on the terms and subject to the conditions set forth in this Agreement.

●The rights granted under this Agreement are based on an assignment of a similar agreement between crwdunit and Node Nexus Co. LLC, which is being assigned in the context of the acquisition of Node Nexus LLC Co. by Spectral.

AGREEMENT

In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Sale of Assets. crwdunit agrees to sell, convey, transfer, assign, and deliver to Spectral, and Spectral has the right, but not the obligation, to purchase and acquire from crwdunit, all of the following assets of crwdunit (collectively, the "Acquired Assets"):

●100% of the capital stock of crwdunit;

●All of the stock of crwdunit's subsidiaries; and

●All intellectual property and related rights of crwdunit and its subsidiaries.

2.Purchase Price. The purchase price for the Acquired Assets shall be Ten Million Dollars ($10,000,000), payable as follows:

●In cash; or

●In shares of Spectral's common stock, valued at the 30-day moving average price of such stock immediately prior to the closing of the asset purchase.

3.Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date mutually agreed upon by the parties, but no later than 12 monts from the date hereof.  If the Closing has not occurred within this period, crwdunit has no obligation to sell the Acquired Assets to Spectral

4.Representations and Warranties. Each party makes certain representations and warranties to the other party as set forth in [Exhibit A].

5.Covenants. Each party agrees to certain covenants as set forth in [Exhibit B].

6.Termination. This Agreement may only be terminated by mutual consent of the parties or in the event of the bankruptcy, insolvency or receivership of one of the parties.

7.Miscellaneous.

●Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

●Jurisdiction and Venue. Any legal suit, action, or proceeding arising out of or relating to this Agreement shall be instituted in the Court of Chancery of the State of Delaware. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

●Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications and proposals, whether oral or written, between the parties with respect to such subject matter.

●Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Spectral Capital Corporation
By:	/s/ Jenifer Osterwalder
Jenifer Osterwalder
President

crwdunit, inc.
By:	/s/ Sean Michael Brehm
Sean Michael Brehm
Authorized Signatory

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of crwdunit

crwdunit represents and warrants to Spectral as follows:

(a) Organization and Standing. crwdunit is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. crwdunit has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted.

(b) Authorization. crwdunit has the full corporate right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of crwdunit. This Agreement has been duly executed and delivered by crwdunit and constitutes a legal, valid, and binding obligation of crwdunit, enforceable against crwdunit in accordance with its terms.

(c) No Conflict. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Acquired Assets pursuant to, any of the following:

●The certificate of incorporation or bylaws of crwdunit;

●Any material contract or agreement to which crwdunit is a party or by which it or any of its assets is bound; or

●Any judgment, order, writ, injunction, decree, rule, or regulation applicable to crwdunit or any of its assets.

(d) Title to Assets. crwdunit has good and marketable title to all of the Acquired Assets, free and clear of all liens, claims, charges, and encumbrances.

(e) Financial Statements. The audited financial statements of crwdunit for the fiscal years ended [Date] and [Date], and the unaudited financial statements of crwdunit for the [Period] ended [Date], fairly present, in all material respects, the financial condition and results of operations of crwdunit as of the dates and for the periods indicated.

(f) No Material Adverse Change. Since [Date], there has been no material adverse change in the business, assets, liabilities, financial condition, or results of operations of crwdunit.

(g) Compliance with Laws. crwdunit is in compliance with all applicable laws, rules, and regulations.

(h) Litigation. There are no actions, suits, or proceedings pending or threatened against crwdunit or any of its assets that could reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, or results of operations of crwdunit.

(i) Intellectual Property. crwdunit owns or has the right to use all intellectual property necessary for the conduct of its business.

(j) Employees. crwdunit has no material disputes with any of its employees.

(k) Taxes. crwdunit has filed all tax returns required to be filed and has paid all taxes due.

(l) Environmental Matters. crwdunit is in compliance with all environmental laws, rules, and regulations.

(m) Brokers. No broker, finder, or agent is entitled to any commission or fee in connection with the transactions contemplated by this Agreement.

2. Representations and Warranties of Spectral

Spectral represents and warrants to crwdunit as follows:

(a) Organization and Standing. Spectral is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Spectral has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted.

(b) Authorization. Spectral has the full corporate right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Spectral. This Agreement has been duly executed and delivered by Spectral and constitutes a legal, valid, and binding obligation of Spectral, enforceable against Spectral in accordance with its terms.

(c) No Conflict. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the assets of Spectral pursuant to, any of the following:

●The certificate of incorporation or bylaws of Spectral;

●Any material contract or agreement to which Spectral is a party or by which it or any of its assets is bound; or

●Any judgment, order, writ, injunction, decree, rule, or regulation applicable to Spectral or any of its assets.

(d) Litigation. There are no actions, suits, or proceedings pending or threatened against Spectral or any of its assets that could reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, or results of operations of Spectral.

(e) Brokers. No broker, finder, or agent is entitled to any commission or fee in connection with the transactions contemplated by this Agreement.

3. Survival of Representations and Warranties

The representations and warranties contained in this Exhibit A shall survive the Closing for a period of 6 months.

EXHIBIT B

COVENANTS

1. Covenants of crwdunit

From the date of this Agreement until the Closing, crwdunit covenants and agrees with Spectral as follows:

(a) Access. crwdunit shall provide Spectral and its representatives with reasonable access to crwdunit's properties, books, and records and shall furnish Spectral with such information regarding crwdunit's business, assets, and liabilities as Spectral may reasonably request.

(b) Conduct of Business. crwdunit shall conduct its business in the ordinary course consistent with past practice and shall not, without the prior written consent of Spectral:

●Amend its certificate of incorporation or bylaws;

●Declare or pay any dividends or make any other distributions on its capital stock;

●Incur any indebtedness or issue any additional capital stock;

●Enter into any material contract or agreement other than in the ordinary course of business;

●Sell, lease, or otherwise dispose of any of its assets other than in the ordinary course of business;

●Make any material change in its business or operations; or

●Take any other action that could reasonably be expected to have a material adverse effect on its business, assets, liabilities, financial condition, or results of operations.

(c) No Solicitation. crwdunit shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from any third party relating to any acquisition or disposition of all or any portion of its business or assets.

(d) Notice of Developments. crwdunit shall promptly notify Spectral of any material development that could reasonably be expected to have a material adverse effect on its business, assets, liabilities, financial condition, or results of operations.

(e) Regulatory Approvals. crwdunit shall use its reasonable best efforts to obtain all necessary regulatory approvals for the transactions contemplated by this Agreement.

(f) Employee Matters. crwdunit shall use its reasonable best efforts to ensure that its employees continue to be employed by crwdunit or its successors and assigns following the Closing.

2. Covenants of Spectral

From the date of this Agreement until the Closing, Spectral covenants and agrees with crwdunit as follows:

(a) Confidentiality. Spectral shall keep confidential all non-public information regarding crwdunit's business, assets, and liabilities that it learns in connection with this Agreement.

(b) No Solicitation. Spectral shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from any third party relating to any acquisition or disposition of all or any portion of crwdunit's business or assets.

(c) Regulatory Approvals. Spectral shall use its reasonable best efforts to obtain all necessary regulatory approvals for the transactions contemplated by this Agreement.

(d) Financing. Spectral shall use its reasonable best efforts to obtain the necessary financing to consummate the transactions contemplated by this Agreement.

3. Public Announcements

Neither party shall make any public announcement regarding the transactions contemplated by this Agreement without the prior written consent of the other party, except as required by law.